Exhibit 10.7

February 8, 2005

Glade M. Knight

306 East Main Street

Richmond, Virginia 23219

Re:	Amendment to Stock Option Agreement

Dear Mr. Knight:

By signing below, you agree that the stock option agreement between you and Cornerstone Realty Income Trust, Inc., dated July 23, 1999 (your “Stock Option Agreement”), will terminate by means of your exercise of the options granted thereunder or the payment of cash to you pursuant to Section 8(b) in 2005.

This letter agreement will amend your Stock Option Agreement, a copy of which is annexed for your reference.

CORNERSTONE REALTY INCOME TRUST, INC.

/s/ Stanley J. Olander, Jr.
By:	Stanley J. Olander, Jr.
Title:	Chief Financial Officer

Accepted and Agreed:

/s/ Glade M. Knight
Glade M. Knight

Date: February 8, 2005